CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Roge Partners Funds and to the use of our report dated August 26, 2013 on the financial statements and financial highlights of the Roge Partners Fund, a series of Northern Lights Fund Trust III.  Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 24, 2014